UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock Distribution

As previously disclosed, on January 23, 2024, the board of directors (the “Board”) of Meta Materials Inc., a Nevada corporation (“META” or the “Company”), declared a distribution of one share of newly designated Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and each voting right represented by the Company’s Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), held of record on February 2, 2024 (the “Record Date”).

General; Transferability. The Board adopted resolutions providing that shares of Series C Preferred Stock will be uncertificated. As a result, outstanding shares of Series C Preferred Stock will be represented in book-entry form. The certificate of designation governing Series C Preferred Stock (the "Certificate of Designation") provides that shares of Series C Preferred Stock may not be transferred by any holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of shares of Series C Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series C Preferred Stock will entitle the holder thereof to 1,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series C Preferred Stock will have a ratable number of votes). Thus, each share of Series C Preferred Stock will entitle the holder thereof to 1,000 votes. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of Common Stock as a single class exclusively with respect to (1) any proposal to adopt an amendment to our Articles of Incorporation to increase the authorized shares of Common Stock from 10,000,000 shares of Common Stock to a minimum of 250,000,000 shares of Common Stock in accordance with the terms of such amendment (the “Authorized Share Proposal”), and (2) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Authorized Share Proposal (the “Adjournment Proposal”). The Series C Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Nevada law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Authorized Share Proposal or the Adjournment Proposal, as applicable, the holder of each share of Series C Preferred Stock (or fraction thereof) entitled to vote on the Authorized Share Proposal or the Adjournment Proposal, as applicable, at any meeting of stockholders held to vote on the Authorized Share Proposal will be cast in the same manner as the vote, if any, of the holder of the share of Common Stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Authorized Share Proposal or the Adjournment Proposal, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Authorized Share Proposal or the Adjournment Proposal brought before any meeting of stockholders held to vote on the Authorized Share Proposal.

Dividend Rights. The holders of Series C Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series C Preferred Stock will rank senior to the Common Stock and Series B Preferred Stock as to any distribution of our assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series C Preferred Stock will be entitled to be paid out of our assets available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.001 per outstanding share of Series C Preferred Stock.

Redemption. All shares of Series C Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Authorized Share Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed by us at the Initial Redemption Time without further action on our part or on the part of the holder of shares of Series C Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to the Initial Redemption will automatically be redeemed in whole, but not in part, at the close of business on the earlier of (i) the business day established by the Board in its sole discretion and (ii) automatically without further action or formality on the part of the Company or the holder thereof upon the approval by the Company’s stockholders of the Authorized Share Proposal at any meeting of the stockholders held for the purpose of voting on such proposal.

Each share of Series C Preferred Stock redeemed in accordance with the Certificate of Designation will be deemed to be redeemed immediately prior to the redemption time described above. From and after such redemption time, each share of Series C Preferred Stock redeemed pursuant to the Certificate of Designation will no longer be deemed to be outstanding and all rights in respect of such share of Series C Preferred Stock will cease, except for the right to receive $0.001 in cash.

Miscellaneous. The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund.

The Certificate of Designation was filed with the Nevada Secretary of State and became effective on January 26, 2024. The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Reverse Stock Split

On January 26, 2024, the Company filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State to effect the previously announced one-for-one hundred reverse split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”), and the Reverse Stock Split became effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Pacific Time on January 29, 2024 (the “Effective Time”). The Reverse Stock Split was approved by the Board in accordance with Nevada law.

At the Effective Time, every one hundred shares of Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share. The exercise prices and the number of shares issuable upon exercise of outstanding stock options, equity awards and warrants, and the number of shares available for future issuance under the equity incentive plans have been adjusted in accordance with their respective terms. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s Common Stock. The Company will not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional shares will be rounded up to the next largest whole number. The Reverse Stock Split will not modify the relative rights or preferences of the Common Stock.

The Company’s transfer agent, Equiniti Trust Company, LLC, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis on Monday, January 29, 2024. The new CUSIP number for the Common Stock following the Reverse Stock Split is 59134N302.

The foregoing description of the Certificate of Change does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Certificate of Change, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2024, the Company issued press releases announcing the Reversed Stock Split and the Series C Preferred Stock distribution. A copy of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series C Preferred Stock, filed on January 26, 2024.
3.2	Certificate of Change, filed on January 26, 2024.
99.1	Press Release, dated January 23, 2024 (regarding Reverse Stock Split).
99.2	Press Release, dated January 23, 2024 (regarding Series C Preferred Stock distribution).
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	January 29, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer